Exhibit 99.1

FB Financial Corporation Declares Regular Quarterly Dividend

NASHVILLE, Tenn.--(BUSINESS WIRE)--April 19, 2019--FB Financial Corporation (the “Company”) (NYSE: FBK), announced today that its Board of Directors declared a quarterly cash dividend of eight cents ($0.08) per share. The dividend is payable on May 16, 2019 to shareholders of record as of May 1, 2019.

Christopher T. Holmes, President and Chief Executive Officer, commented, “We are pleased with the Board of Director’s decision to pay our fifth consecutive quarterly dividend. This demonstrates FB Financial’s strong financial performance and its commitment to building long-term shareholder value by returning a portion of the Company’s earnings to shareholders through cash dividends.”

ABOUT FB FINANCIAL CORPORATION

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered bank, with 66 full-service bank branches across Tennessee, North Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $5.7 billion in assets.

CONTACT:
MEDIA CONTACT:
Jeanie M. Rittenberry
615-313-8328
jrittenberry@firstbankonline.com
www.firstbankonline.com

FINANCIAL CONTACT:
James R. Gordon
615-564-1212
jgordon@firstbankonline.com
investorrelations@firstbankonline.com